Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Fuse Medical, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof, I, Christopher Reeg, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher C. Reeg
Christopher C. Reeg Chief Executive Officer (Principal Executive Officer) Dated: September 21, 2018

In connection with the annual report of Fuse Medical, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof, I, William McLaughlin, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William E. McLaughlin, III
William E. McLaughlin, III Chief Financial Officer (Principal Financial Officer) Dated: September 21, 2018